As filed with the Securities and Exchange Commission on July 21, 1995
                         Subject to amendment.
                                                    Registration No. 33-
===========================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                                   -------------
                                     FORM S-8
                               REGISTRATION STATEMENT
                                      Under
                             THE SECURITIES ACT OF 1933
                                   -------------
                                   E&B MARINE INC.
              (Exact name of registrant as specified in its charter)

               DELAWARE                                         22-2430891
      (State or other jurisdic-                              (I.R.S. Employer
        tion of incorporation                               Identification No.)
           or organization)
                                   ----------------
                                   201 Meadow Road
                              Edison, New Jersey  08818
                       (Address of principal executive offices)
                                   ----------------
                                   E&B MARINE INC.
                                AMENDED AND RESTATED
                               1983 STOCK OPTION PLAN
                              (Full title of the plan)
                                   ----------------
                                  KENNETH G. PESKIN
                              Chairman of the Board and
                               Chief Executive Officer
                                   E&B Marine Inc.
                                   201 Meadow Road
                              Edison, New Jersey  08818
                                    (908) 819-7400
                         (Name, address and telephone number,
                      including area code, of agent for service)
                                   -----------------
                                      Copy to:
                                BRADLEY P. COST, Esq.
                                   Haythe & Curley
                                   237 Park Avenue
                              New York, New York  10017
                                   ------------------

                            CALCULATION OF REGISTRATION FEE

===========================================================================

                                 Proposed       Proposed
 Title of                         maximum        maximum
securities          Amount       offering       aggregate      Amount of
  to be             to be          price        offering     registration
registered        registered    per share*       price*          fee
- -----------       ----------    ----------      --------      ----------
Common Stock       150,000        $5.25         $787,500        $271.56
($.001 par          shares
 value)
=========================================================================

*Estimated solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock on July 18, 1995, as reported on the NASDAQ Stock Market's National Market.

=========================================================================

This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 2-91409) and Post-Effective Amendment No. 1 on Form S-8 (No. 33-42413). See "Explanatory Note."

                         Page 1 of 34 Pages
                   Exhibit Index Appears at Page 8

                                PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

            The contents of Registration Statement No. 2-91409 as amended by Registration Statement 33-42413, pursuant to which the Company registered an aggregate of 500,000 shares of Common Stock for sale by the Company pursuant to options granted under the Company's 1983 Stock Option Plan, and all documents incorporated by reference therein, are incorporated by reference in this Registration Statement.

Item 5.     Interests of Named Experts and Counsel.
            ---------------------------------------

            The validity of the securities being offered hereby is being passed upon for the Company by Haythe & Curley, 237 Park Avenue, New York, New York 10017. As of July 17, 1995, a partner in such firm, owned 250 shares of Common Stock and presently exercisable warrants to purchase 12,376 shares of Common Stock at an exercise price of $7.56 per share.

Item 8.     Exhibits.
            ---------

            The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

                             POWER OF ATTORNEY


            The Registrant and each person whose signature appears below hereby appoints Kenneth G. Peskin and Walfrido A. Martinez as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey on the 17th day of July, 1995.

                                    E&B MARINE INC.


                                    By  Kenneth G. Peskin
                                        -----------------------
                                        Kenneth G. Peskin
                                        Chairman of the Board and
                                        Chief Executive Officer



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                      Title                       Date
      ---------                      -----                       ----

      Kenneth G. Peskin             Chairman of the Board,       July 17, 1995
      ------------------------      Chief Executive Officer
      Kenneth G. Peskin             and Director (Principal
                                    Executive Officer)

      Bradford R. Klatt             Director                     July 17, 1995
      ------------------------
      Bradford R. Klatt



      Richard E. Kroon              Director                     July 17, 1995
      ------------------------
      Richard E. Kroon



      Theodore A. Pamperin          Director                     July 17, 1995
      ------------------------
      Theodore A. Pamperin



      Paul B. Queally               Director                     July 17, 1995
      ------------------------
      Paul B. Queally



      William V. Roberti            Director                     July 17, 1995
      ------------------------
      William V. Roberti



      John H. Weiland               Director                     July 17, 1995
      ------------------------
      John H. Weiland



      Walfrido A. Martinez          Senior Vice President        July 17, 1995
      --------------------          and Chief Financial
      Walfrido A. Martinez          Officer (Principal
                                    Financial Officer and
                                    Principal Accounting
                                    Officer)

                              CONSENT OF COUNSEL


            The consent of Haythe & Curley is contained in their opinion filed as Exhibit 5 to this Registration Statement.

                         Independent  Auditors' Consent
                         ------------------------------

The Board of Directors
E&B Marine Inc.:


We consent to incorporation by reference in this registration statement on Form S-8 of E&B Marine Inc. of our report dated February 17, 1995, relating to the consolidated balance sheets of E&B Marine Inc. and subsidiaries as of December 31, 1994 and December 25, 1993, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of E&B Marine Inc.

Our report refers to a change in the method of accounting for income taxes.

KPMG Peat Marwick LLP

KPMG Peat Marwick LLP

Short Hills, New Jersey
July 19, 1995

                              EXPLANATORY NOTE
                              ----------------

            This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 2-91409) and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-42413).

                              INDEX TO EXHIBITS


Number         Description of Exhibit                                   Page
- ------         -------------------------------                          ----
4(i)     -     E&B Marine Inc. 1983 Stock Option Plan,
               as amended (the "Stock Option Plan")                        9

4(ii)    -     Form of Stock Option Certificate under the
               Stock Option Plan                                          15

4(iii)   -     Form of Incentive Stock Option Certificate
               under the Stock Option Plan                                24

5        -     Opinion of Haythe & Curley                                 35

23(i)    -     Consent of KPMG Peat Marwick LLP, Independent
               Auditors (see "Consent of Independent Auditors"
               in the Registration Statement)                             --

23(iii)  -     Consent of Haythe & Curley (contained in Exhibit 5)        --

24       -     Power of Attorney (see "Power of
               Attorney" in the Registration Statement)                   --

                                                               Exhibit 4 (i)
                               E&B MARINE INC.
                           1983 STOCK OPTION PLAN
                 as Amended and Restated, Effective June 20, 1995

        1. Purposes of Plan. The purposes of the Plan, which shall be known as the E&B Marine Inc. 1983 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to E&B Marine Inc. (the "Company") and its subsidiary corporations (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary") by encouraging their ownership of the common stock, $.001 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends, and attracting other such employees, directors, consultants and other individuals.

        2. Administration. The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including optionees and their legal representatives and beneficiaries. Notwithstanding the foregoing, in the event that there is no Compensation Committee, then the powers to be exercised by the Compensation Committee hereunder shall be exercised by the Board of Directors.

The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its members. Unless otherwise determined by the Board of Directors, no member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

         3. Stock Available for Options. There shall be available for options under the Plan a total of 650,000 shares of Stock, subject to any adjustments which may be made pursuant to
Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

         4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to directors, consultants and other individuals providing services to the Company or any Subsidiary. Options may be granted to eligible employees whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting employees for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Subsidiary.

          5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

         (a) Option Price. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the lesser of (i) the tangible book value per share of Stock, determined in accordance with generally accepted accounting principles as of the end of the fiscal quarter of the Company immediately preceding the fiscal quarter in which the option is granted, or (ii) the market value per share of Stock on the date of grant of the option. The date of grant of an option shall be the date specified by the Committee in its grant of the option.

         (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period. The Committee shall have the authority at any time to accelerate the exercisability of all or any portion of any option granted under the Plan.

         (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee for a period of at least six months having a market value on the date of exercise equal to the aggregate purchase price, by the surrender of options which are then exercisable, or in a combination of cash and Stock and surrender of options.

Upon surrender of options in payment of the purchase price the optionee shall be entitled to receive that number of shares of Stock determined by dividing (x) the difference between the aggregate market value on the date of exercise of the shares of Stock issuable in respect of the options so surrendered and the aggregate exercise price of the options so surrendered by (y) the market value per share of Stock on the date of exercise. For purposes of this Section 5(c), the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low bid prices, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him. An option may not be exercised for less than ten shares of Stock, or the number of shares of Stock remaining subject to such option, whichever is smaller.

        (d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary, except in the following circumstances:

        (i) If the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

      (ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death;

     (iii) In the event of the death of the Optionee while employed, (a) any option granted prior to June 20, 1995 shall thereupon become exercisable in full and (b) any option granted on or after June 20, 1995 shall be exercisable only to the extent exercisable by the Optionee at the time of his death, and, in the case of either (a) or (b), the person or persons to whom the Optionee's rights are transferred by and will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to extend the period during which any option may be exercised; provided, however, that an option may not be exercised more than eighteen (18) months after termination of employment and in no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company to terminate his employment at any time.

     (e)  Nontransferability of Options.  Except as provided in
the next sentence, (i)   during the lifetime of an Optionee,
options held by such Optionee shall be exercisable only by him and (ii) no option shall be transferable other than by will or the laws of descent and distribution. The Committee shall have the authority to make any option transferable in whole or part by the optionee to members of the family of the optionee or to trusts for the benefit of, or partnerships or other entities beneficially owned by, the optionee or members of his family.

     (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, (i) except as provided in (ii) below, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both and (ii) the Board of Directors of the Company shall make such adjustments, if any, as it deems appropriate in the maximum number of shares which may be subject to options granted to all directors of the Company and in the maximum number of shares which may be subject to options granted to each director, in each case pursuant to Section 5(j), in the number and kind of shares covered by outstanding options, or in the option price per share, or both, with respect to options held by directors of the Company.

    (g)  Acceleration of Exercisability of Options Upon
Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b), 5(d) and 5(j)(2). The provisions of this Section 5(g) shall apply to all options granted under the Plan prior to June 20, 1995, but shall apply to options granted after that date only if the option certificate evidencing such grant so provides.

        (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

        (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

        (j) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as such Rule was in effect at April 30, 1991, then, the terms and conditions of options granted under the Plan to any director of the Company during such period shall be as follows:

        (1) The price at which each share of Stock subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 5(f), in no event be less than the market value per share of Stock on the date of grant, and provided further that in the event the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the price per share shall not be less than 110% of the market value per share of Stock on the date of grant.

        (2) The option may be exercised to purchase shares of Stock covered by the option not sooner than six months following the date of grant. The option shall terminate and no shares of Stock may be purchased thereunder more than ten years after the date of grant, provided that if the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant stock possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the option shall terminate and no shares of Stock may be purchased thereunder more than five years after the date of grant.

        (3) The maximum number of shares of Stock which may be subject to options granted to all directors pursuant to this
Section 5(j) shall be 375,000 shares in the aggregate. The maximum number of shares of Stock which may be subject to options granted to any director who is an officer or employee of the Company is 300,000. The maximum number of shares of Stock which may be subject to options granted to any director who is not an officer or employee of the Company shall be 15,000 shares.

        6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of Section 422 of the Code, provided, however, that (a) the aggregate market value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in
Section 422(d) of the Code, (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the price per share shall not be less than 110% of the market value per share on the date of grant and (c)
Section 5(d)(ii) hereof shall not apply to any incentive stock option.

        7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, January 25, 2001; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan or the terms of any option outstanding under the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon,
(i) increase the maximum number of shares of Stock for which options may be granted under the Plan, (ii) amend the Plan to change the minimum option price, (iii) amend the Plan to extend the period during which options may be granted or exercised, or
(iv) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. No termination or amendment of the Plan or any option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

        8. Stockholder Approval. The Plan, as hereby amended and restated, is subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders. If such approval is not obtained, the Plan as in effect prior to its amendment and restatement as herein set forth shall continue in full force and effect.

        9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

        10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

                                                   Exhibit 4(ii)
                      E&B MARINE INC.

                  Stock Option Certificate
               Under the Amended and Restated
                    1983 Stock Option Plan
               ------------------------------

               Date of Grant:

               Name of Optionee:

               Number of Shares:

               Price Per Share:

               This is to certify that, effective on the date of grant specified above (which shall in no event be later than January 25, 2001), the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of E&B Marine Inc. (the "Company") has granted to the above-named optionee (the "Optionee") an option to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.001 par value (the "Stock"), of the Company set forth above pursuant to the E&B Marine Inc. Amended and Restated 1983 Stock Option Plan (the "Plan"). This option is not intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
               The terms and conditions of the option granted hereby, in addition to the terms and conditions contained in the Plan, are as follows:

               1. The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof.

               2. Subject to the terms and conditions set forth herein, this option may be exercised to purchase shares of Stock covered by this option only in accordance with the following schedule:

                              Cumulative Percentage
                              of Aggregate Number of
                              Shares of Stock Covered
                              by Option which May be
Exercise Period               Purchased
- ---------------               ------------------------













less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased hereunder. This option shall terminate and no shares of Stock may be purchased hereunder more than ten years after the date of grant.

               3. Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee is in the employ of the Company or one of its subsidiary corporations (within the meaning of Section 424(f) of the

Code, and referred to herein as "Subsidiary") at the time of such exercise and shall have been such employee continuously since the date of the grant of this option. For purposes hereof, service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment (and the period of such service shall be considered the period of employment for purposes of this Section 3 and Section 7 hereof.)

               4. Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice specifying:

               (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to option, whichever is smaller;

               (ii) the name or names in which the stock certificate or certificates are to be registered;

               (iii) the address to which dividends, notices, reports, etc. are to be sent; and

               (iv)   the Optionee's social security number.

Only one Stock certificate will be issued unless the Optionee otherwise requests in writing. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in shares of Stock owned by the Optionee for a period of at least six months having a market value on the date of exercise equal to the aggregate purchase price, by surrender of options which are then exercisable, or in a combination of cash and Stock and surrender of options. Upon surrender of options in payment of the purchase price the optionee shall be entitled to receive that number of shares of Stock determined by dividing (x) the difference between the aggregate market value on the date of exercise of the shares of Stock issuable in respect of the options so surrendered and the aggregate exercise price of the options so surrendered by (y) the market value per share of Stock on the date of exercise. For purposes of this option and the Plan, the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low bid prices, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. No Optionee shall be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

               5. As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee, or in such other name or names as the Optionee shall request.

               6. This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This option shall not be transferable other than by will or the laws of descent and distribution.

               7. In the event that the Optionee's employment as an employee of the Company or any Subsidiary (hereinafter the "Optionee's employment") is terminated prior to the time that this option has been fully exercised, this option shall be exercisable, as to any remaining shares of Stock subject hereto, only in the following circumstances:

               (i) If the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary, this option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

               (ii) In the event of the death of the Optionee during the three month period after termination of the Optionee's employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death; and

               (iii) In the event of the death of the Optionee during the period of the Optionee's employment, this option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option.

Notwithstanding the foregoing, this option shall in no event be exercisable after the date of termination of such option specified in Section 2 hereof.

               8. This option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company to determine the terms of the Optionee's employment.

               9. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by this option, or in the option price per share hereunder, or both.

               10. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, this option shall become exercisable in full on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. Notwithstanding the foregoing, in no event shall this option be exercisable after the date of termination of the exercise period of this option specified in Sections 2 and 7 hereof.

               11. This option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option or the purchase of shares of Stock hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

               12. This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder or under the Plan.

               13. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of this option, that the Optionee

(or any beneficiary or person entitled to act under Section 7 hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes.

               14. All notices hereunder to the Company shall be delivered or mailed to the following address:

                              E&B Marine Inc.
                              201 Meadow Road
                              Edison, New Jersey  08818

                              Attention:  Secretary, Stock Option Committee


Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

                                 E&B MARINE INC.



                                 By_______________________

                                                    Exhibit 4(iii)


                        E&B MARINE INC.

               Incentive Stock Option Certificate
                 Under the Amended and Restated
                     1983 Stock Option Plan
                     ----------------------

               Date of Grant:

               Name of Optionee:

               Number of Shares:

               Price Per Share:


               This is to certify that, effective on the date of grant specified above (which shall in no event be after January 25, 2001), the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of E&B Marine Inc. (the "Company") has granted to the above-named optionee (the "Optionee") an option to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.001 par value (the "Stock"), of the Company set forth above pursuant to the E&B Marine Inc. Amended and Restated 1983 Stock Option Plan (the "Plan"). This option is granted pursuant to Section 6 of the Plan and shall be treated as an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                              The terms and conditions of the option granted
hereby, in addition to the terms and conditions contained in the Plan, are as follows:

               1. The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof, provided that it shall in no event be less than the market value (as determined pursuant to Section 4 hereof) per share of Stock on the date of grant, and provided further that in the event the Optionee owns on the date of grant Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary corporations (within the meaning of Section 424(f) of the Code and referred to herein as "Subsidiary"), the price per share shall not be less than 110% of the market value per share of Stock on the date of grant.

               2. Subject to the terms and conditions set forth herein, this option may be exercised to purchase shares of Stock covered by this option only in accordance with the following schedule:

                                 Cumulative Percentage
                                 of Aggregate Number of
                                 Shares of Stock Covered
                                 by Option Which May be
     Exercise Period             Purchased
     ---------------             ------------------------





less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased hereunder. This option shall terminate and no shares of Stock may be purchased hereunder more than ten years after the date of grant, provided that if the Optionee owns on the date of grant stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, this Option shall terminate and no shares of Stock may be purchased hereunder more than five years after the date of grant.

               3. Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee is in the employ of the Company or any of its Parent or Subsidiary corporations at the time of such exercise and shall have been such employee continuously since the date of the grant of this option.

               4. Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Stock then purchasable in accordance with Section 2 hereof by delivering to the Company written notice specifying:

               (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to option, whichever is smaller;

               (ii) the name or names in which the stock certificate or certificates are to be registered;

               (iii) the address to which dividends, notices, reports, etc. are to be sent; and

               (iv)   the Optionee's social security number.


Only one Stock certificate will be issued unless the Optionee otherwise requests in writing. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in shares of Stock owned by the Optionee for a period of at least six months having a market value on the date of exercise equal to the aggregate purchase price, by surrender of options which are then exercisable, or in a combination of cash and Stock and surrender of options. Upon surrender of options in payment of the purchase price the optionee shall be entitled to receive that number of shares of Stock determined by dividing (x) the difference between the aggregate market value on the date of exercise of the shares of Stock issuable in respect of the options so surrendered and the aggregate exercise price of the options so surrendered by (y) the market value per share of Stock on the date of exercise. For purposes of the Plan, the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low bid prices, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. No Optionee shall be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

               5. As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee, or in such other name or names as the Optionee shall request.

               6. This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This option shall not be transferable other than by will or the laws of descent and distribution.

               7. In the event that the Optionee's employment as an employee of the Company or any Subsidiary (hereinafter the "Optionee's employment") is terminated prior to the time that this option has been fully exercised, this option shall be exercisable, as to any remaining shares of Stock subject hereto, only in the following circumstances:

               (i) If the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or its Subsidiaries, this option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates; and

               (ii) In the event of the death of the Optionee during the period of the Optionee's employment, this option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to this option to the extent permitted by Section 422(d) of the Code and any part of this option in excess thereof shall, immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the Plan as non-statutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

Notwithstanding the foregoing, this option shall in no event be exercisable after the date of termination of such option specified in Section 2 hereof.

               8. This option does not confer on the Optionee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Optionee's employment.

               9. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares covered by this option, or in the option price per share hereunder, or both.

               10. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, this option shall become exercisable in full on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to this option to the extent permitted by Section 422(d) of the Code and any part of this option in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes as a nonstatutory stock option and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall this option be exercisable after the date of termination of the exercise period of this option specified in Sections 2 and 7 hereof.

               11. This option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option or the purchase of shares of Stock hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

               12. This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder or under the Plan.

               13. By acceptance of this option, the Optionee agrees that in the event the Optionee sells or otherwise disposes of any shares of Stock subject to this option on or prior to (i) the date two years from the date of the grant of this option, or (ii) the date one year from the date of the transfer of any of such shares to him pursuant to the exercise of this option or any portion thereof, the Optionee shall promptly upon the occurrence of any such event (x) give notice to the Company of the occurrence thereof, which notice shall specify the manner in which such shares of Stock were sold or disposed of and the consideration received therefor, and (y) furnish to the Company such other information as may reasonably be requested by the Company.

               14. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of this option, that the Optionee
(or any beneficiary or person entitled to act under Section 7 hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes.

               15. All notices hereunder to the Company shall be delivered or mailed to the following address:

                              E&B Marine Inc.
                              201 Meadow Road
                              Edison, New Jersey  08818

                              Attention:  Secretary, Stock Option Committee


Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.

                              E&B MARINE INC.



                              By_____________________________

                                                              Exhibit 5






                                        July 17, 1995



E&B Marine Inc.
201 Meadow Road
Edison, New Jersey  08818

Dear Sirs:

               We have acted as counsel for E&B Marine Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 being filed by the Company under the Securities Act of 1933, as amended, with respect to 150,000 shares (the "Shares") of the Company's common stock, $.001 par value, which have been or are to be offered by the Company to employees, directors, consultants and other individuals providing services to the Company or any of its subsidiary corporations pursuant to the Company's Amended and Restated 1983 Stock Option Plan (the "Plan").

               In connection with such registration statement, we have examined such records and documents and such questions of law as we have deemed appropriate for purposes of this opinion. On the basis of such examination, we advise you that, in our opinion, the Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Plan and stock options duly granted thereunder, will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement.

                                 Very truly yours,

                                 HAYTHE & CURLEY